STATE STREET RESEARCH CAPITAL TRUST

                           Certificate of Resolution

         I, the undersigned Amy L. Simmons, hereby certify that I am Assistant Secretary of State Street Research Capital Trust (the "Trust"), a Massachusetts business trust duly authorized and validly existing under Massachusetts law, and that the following is a true, correct and complete statement of a vote duly adopted by the Trustees of said Trust on February 5, 1997:

"VOTED: That Francis J. McNamara, III and Darman A. Wing be, and each hereby is, authorized and empowered, for and on behalf of the Investment Company, its principal financial and accounting officer, and in their name, to execute, and file a Power of Attorney relating to, the Investment Company's Registration Statements under the Investment Company Act of 1940 and/or the Securities Act of 1933, including any N-14 Registration Statement, and amendments thereto, the execution and delivery of such Power of Attorney, Registration Statements and amendments thereto, to constitute conclusive proof of such authorization."

         I further certify that said vote has not been amended or revoked and that the same is now in full force and effect.

         IN WITNESS WHEREOF, I have hereunto set my hand this 3rd day of December, 1998.

                                             /s/ Amy L. Simmons
                                             -----------------------
                                                 Amy L. Simmons
                                                 Assistant Secretary